EXHIBIT (h)(3)


                       FUND ACCOUNTING SERVICING AGREEMENT

         THIS AGREEMENT is made and entered into as of this 31st day of December, 1999, by and between The Jundt Growth Fund, Inc.("JGF"), Jundt Funds, Inc. ("JFI") and American Eagle Funds, Inc.("AEF"), each a corporation organized under the laws of the State of Minnesota (each a "Company"), and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

         WHEREAS, each Company is a open-end investment management company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, FMFS is in the business of providing, among other things, mutual fund accounting services to investment companies; and

         WHEREAS, each Company desires to retain FMFS to provide accounting services to each fund of the Company (each a "Fund") listed on Exhibit A attached hereto, as it may be amended from time to time.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, each Company and FMFS agree as follows:

1.       APPOINTMENT OF FUND ACCOUNTANT

         Each Company hereby appoints FMFS as "Fund Accountant" of the Company on the terms and conditions set forth in this Agreement and, FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.       DUTIES AND RESPONSIBILITIES OF FMFS

               A.     Portfolio Accounting Services:

                      (1) Maintain portfolio records on a trade date+1 basis
               using security trade information communicated from the investment manager of each Fund.

                      (2) For each valuation date, price the portfolio position
               of each Fund in the manner set forth in Section 3 of this Agreement.

                      (3) Identify interest and dividend accrual balances for
               each Fund as of each valuation date and calculate gross earnings on investments for the accounting period.

                      (4) Determine gain/loss on security sales for each Fund
               and identify them as short-term or long-term, account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

               B.     Expense Accrual and Payment Services:

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                      (1) For each valuation date, calculate the expense accrual amounts for each Fund as directed by the Company as to methodology, rate or dollar amount.

                      (2) Record payments for each Fund's expenses upon receipt
               of written authorization from the Company.

                      (3) Account for each Fund's expenditures and maintain
               expense accrual balances at the level of accounting detail, as agreed upon by FMFS and the Company.

                      (4) Provide expense accrual and payment reporting for each
               Fund.

               C.     Fund Valuation and Financial Reporting Services:

                      (1) Account for Fund share purchases, sales, exchanges,
               transfers, dividend reinvestments and other Fund share activity as reported by the transfer agent on a timely basis for each Fund.

                      (2) Apply equalization accounting as directed by each
               Company.

                      (3) Determine net investment income (earnings) for each
               Fund as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances for each Fund as of each valuation date.

                      (4) Maintain a general ledger and other accounts, books,
               and financial records for each Fund in the form as agreed upon.

                      (5) Determine the net asset value of each Fund according
               to the accounting policies and procedures set forth in each Fund's prospectus.

                      (6) Calculate per share net asset value, per share net
               earnings, and other per share amounts reflective of each Fund's operations at such time as required by the nature and characteristics of the Fund.

                      (7) Communicate, at an agreed upon time, the per share
               price for each Fund for each valuation date to parties as agreed upon from time to time.

                      (8) Prepare monthly reports for each Fund which document
               the adequacy of accounting detail to support month-end ledger balances.

               D.     Tax Accounting Services:

                      (1) Maintain accounting records for the investment
               portfolio of each Fund to support the tax reporting required for Internal Revenue Service defined regulated investment companies.

                      (2) Maintain tax lot detail for the investment portfolio
               of each Fund.

                      (3) Calculate taxable gain/loss on security sales using
               the tax lot relief method designated by each Fund.

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                      (4) Provide the necessary financial information for each
               Fund to support the taxable components of income and capital gains distributions to the transfer agent to support tax reporting to the shareholders.

               E.     Compliance Control Services:

                      (1) Support reporting to regulatory bodies and support
               financial statement preparation by making each Fund's accounting records available to the Company, the Securities and Exchange Commission ("SEC"), and the Company's independent auditors.

                      (2) Prepare and maintain accounting records for each Fund
               in accordance with the requirements of the 1940 Act and regulations provided thereunder.

               F. FMFS will perform the following accounting functions on a daily basis for each Fund:

                      (1) Reconcile cash and investment balances with the
               Custodian, and provide the Fund's advisor with the beginning cash balance available for investment purposes;

                      (2) Transmit or mail a copy of the portfolio valuation to
               the Fund's advisor;

                      (3) Review the impact of current day's activity on a per
               share basis and review changes in market value.

               G.     In addition, FMFS will:

                      (1) Prepare monthly security transactions listings for
               each Fund;

                      (2) Supply various Company, Fund and class statistical
               data as may be requested by a Company on an ongoing basis.

3.      PRICING OF SECURITIES

        For each valuation date, obtain prices from a pricing source selected by FMFS but approved by the board of directors of each Company and apply those prices to the portfolio positions of each Fund. For those securities where market quotations are not readily available, the board of directors of such Company shall approve, in good faith, the method for determining the fair value for such securities.

        If a Company desires to provide a price that varies from the pricing source, the Company shall promptly notify and supply FMFS with the valuation of any such security on each valuation date. All pricing changes made by a Company must be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

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4.      CHANGES IN ACCOUNTING PROCEDURES

        Any resolution passed by the board of directors of a Company that affects accounting practices and procedures under this Agreement shall be effective upon written receipt and acceptance by the FMFS.

5.      CHANGES IN EQUIPMENT, SYSTEMS, SERVICE, ETC.

        FMFS reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the service provided to any Company under this Agreement.

6.      COMPENSATION

        FMFS shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time. Each Company agrees to promptly pay all fees and reimbursable expenses following the receipt of the billing notice.

7.      PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

               A. FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Company, except a loss relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct.

                     Each Company shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (including reasonable attorneys' fees) resulting from the negligence of the Company (unless contributed to by FMFS' refusal or failure to comply with this Agreement, negligence, bad faith or willful misconduct) or resulting from FMFS' reasonable reliance upon any written or oral instruction provided to FMFS by a duly authorized officer of the Company (and included in a list of authorized officers furnished to FMFS as amended from time to time in writing by resolution of the board of directors of the Company).

                     FMFS shall indemnify and hold each Company harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

                     In the event of a mechanical breakdown or failure of communication or power supplies, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of each Company shall be

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         entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

                     Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

               B. Upon the assertion of a claim for indemnification, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the claim; provided, however, that failure by the indemnitee to advise the indemnitor shall not relieve the indemnitor of any liability hereunder which it may have to the indemnitee. The indemnitor shall have the option to participate in the defense of the indemnitee against any claim, or to defend against the claim in its own name or in the name of the indemnitee through counsel acceptable to the indemnitee. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

8.      PROPRIETARY AND CONFIDENTIAL INFORMATION

        FMFS agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of each Company, all records and other information related to the Company and the Company's prior, present or potential shareholders (and clients of such shareholders), and not to use such records and other information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing from the Company, or as may be required by law.

9.      TERM OF AGREEMENT

        This Agreement shall become effective as of the date hereof with respect to the AEF and on or about March 1, 2000 (with the parties to agree upon the exact effective date) with respect to JGF and JFI and, unless sooner terminated as provided herein, shall continue, subject to board of directors approval, in effect for successive annual periods. This Agreement may be terminated by any party to this Agreement upon giving ninety (90) days prior written notice to the other parties or such shorter period as may be mutually agreed upon by the parties.

10.     RECORDS

        FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to each Company and in accordance with Section 31 of the 1940 Act and other rules and regulations of governmental or regulatory authorities. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of each Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to each Company on and in accordance with its request.

11.     GOVERNING LAW

        This Agreement shall be construed in accordance with the laws of the State of Wisconsin without reference to choice of laws principles thereof. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the SEC thereunder.

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12.     DUTIES IN THE EVENT OF TERMINATION

        In the event of termination of this Agreement a successor to any of FMFS's duties or responsibilities hereunder may be designated by the Company by written notice to FMFS. FMFS will promptly upon such notice, transfer to such successor all relevant books, records, correspondence and other data kept or maintained by FMFS under this Agreement in a form reasonably acceptable to the Company, and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records and other data by such successor. Should the Agreement be terminated by the action of a Company, such Company shall bear all reasonable costs incurred by FMFS and associated with the transfer of records and other materials to its successor.

13.     NO AGENCY RELATIONSHIP

        Nothing herein contained shall be deemed to authorize or empower FMFS to act as agent for the other party to this Agreement, or to conduct business in the name of, or for the account of the other party to this Agreement.

14.     DATA NECESSARY TO PERFORM SERVICES

        Each Company or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If FMFS is also acting in another capacity for any Company, nothing herein shall be deemed to relieve FMFS of any of its obligations in such capacity.

15.     NOTIFICATION OF ERROR

        Each Company will notify FMFS of any balancing or control error caused by FMFS upon the later of: within three (3) business days after receipt of any reports rendered by FMFS to the Company, within three (3) business days after discovery of any error or omission not covered in the balancing or control procedure, or within three (3) business days of receiving notice from any shareholder.

16.     NOTICES

        Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:

Notice to FMFS shall be sent to:
               Firstar Mutual Fund Services, LLC
               Attn:  Julie Paulus
               615 East Michigan Street
               Milwaukee, WI 53202

Notice to a Company shall be sent to:
               Jundt Associates, Inc.
               Attn:  Jon Essen
               1550 Utica Avenue South, Suite 950
               Minneapolis, MN 55416

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

THE JUNDT GROWTH FUND, INC.              FIRSTAR MUTUAL FUND SERVICES, LLC


By:______________________________              By: _____________________________


Attest:__________________________              Attest:__________________________


JUNDT FUNDS, INC.


By:______________________________


Attest:__________________________


AMERICAN EAGLE FUNDS, INC.


By:______________________________


Attest:__________________________

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                            FUND ACCOUNTING SERVICES
                               ANNUAL FEE SCHEDULE

                                                                       EXHIBIT A


                 NAME OF SERIES                           APPROXIMATE DATE ADDED
                 --------------                           ----------------------
    Jundt Growth Fund, Inc.                                       3/1/00
           Jundt Growth Fund (Class A, B, C, I)
    Jundt Funds, Inc.                                             3/1/00
           Jundt Opportunity Fund (Class A, B, C, I)
           Jundt Twenty-Five Fund (Class A, B, C, I)
           Jundt U. S. Emerging Growth Fund (Class A, B, C, I)
    American Eagle Funds, Inc.                                    12/31/99
           American Eagle Capital Appreciation Fund
           American Eagle Twenty Fund

Jundt Growth Fund and Jundt Funds (4 classes each Fund)
Annual fee per fund:
       $45,000 for the first $100 million in net assets
       3 basis points on the next $200 million in net asset
       1.5 basis points on the balance

American Eagle Funds (1 class)
Annual fee per Fund:
      $30,000 for the first $100 million in net assets
      ($18,000 - First 12 months or until the Fund exceeds $10 million in net assets)
      1.25 basis points on the next $200 million in net assets
      .75 basis point on the balance

Extraordinary services - quoted separately

Plus reasonable out-of-pocket expense reimbursements

Activity Fees:

               Domestic and Canadian Equities           $.15
               Options                                  $.15
               Corp/Gov/Agency Bonds                    $.50
               CMOs                                     $.80
               International Equities and Bonds         $.50
               Municipal Bonds                          $.80
               Money Market Instruments                 $.80
               Mutual Funds                             $125/fund/month

NOTE: - All schedules subject to change depending upon the use of derivatives - options, futures, short sales, etc.

Factor Services (BondBuyer)
         Per CMO                  $1.50/month
         Per Mortgage Backed      $0.25/month
         Minimum                  $300/month

Fees and reasonable out-of-pocket expenses are billed to the Company monthly